Exhibit 99.1

The ONE Group Hospitality, Inc. Appoints Nicole Thaung as Chief Financial Officer

Seven-Year Benihana CFO to Lead Accounting and Finance Organization

DENVER – September 8, 2025 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today announced the appointment of Nicole Thaung as Chief Financial Officer effective, September 8, 2025. Ms. Thaung will succeed Tyler Loy, who is departing the Company to pursue other opportunities.

“Nicole's extensive financial knowledge and deep understanding of our business make her the ideal leader for our finance organization," said Emanuel "Manny" Hilario, Chief Executive Officer. "Her leadership has been instrumental in the seamless integration of the Benihana acquisition. Nicole’s expertise will be invaluable as we continue realizing the $20 million in expected synergies from this transformative acquisition, which now represents over 55% of our total revenues. We remain on track to capture the full value of these synergies by the end of 2026."

Ms. Thaung has over 15 years of experience with Benihana, where she has served as CFO since August 2018. Prior to her CFO role, Ms. Thaung held progressive leadership positions at Benihana including Vice President of Finance and Controller. Before joining Benihana in 2009, she spent nearly eight years at Ernst & Young LLP, with her last role being that of Audit Manager. Ms. Thaung holds bachelor’s and master’s degrees in accounting from the University of Florida.

"We thank Tyler for his contributions over the years with The ONE Group," added Hilario. "We wish him success in his future endeavors."

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Benihana, an interactive dining destination with highly skilled chefs preparing food right in front of guests and served in an energetic atmosphere alongside fresh sushi and innovative cocktails. The Company franchises Benihanas in the U.S., Caribbean, Central America, and South America.
●	Benihana Express, a small footprint casual concept showcasing the best of Benihana but without teppanyaki tables or bar.
●	Kona Grill, a polished casual, bar-centric grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	RA Sushi, a Japanese cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.
●	Salt Water Social is your gateway to the seven seas, featuring an array of signature and unique fresh seafood items, complemented by the highest quality beef dishes and elegant, delicious cocktails.
●	Samurai, an interactive dining experience located in sunny Miami, FL, provides a distinctive dining experience where skilled personal chefs masterfully perform the ancient art of teppanyaki right before your eyes.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to the impact of the Benihana Inc. acquisition, restaurant openings and 2025 financial targets. Forward-looking statements may be identified by the use of words such as “target,” “intend,”

“anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to integrate the new or acquired restaurants into our operations without disruptions to operations; (2) our ability to capture anticipated synergies; (3) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (4) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (5) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (6) changes in applicable laws or regulations; (7) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors, including economic downturns; (8) the impact of actual and potential changes in immigration policies, including potential labor shortages; (9) the potential impact of the imposition of tariffs, including increases in food prices and inflation and any resulting negative impacts on the macro-economic environment; and (10) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Judy Lee

(646) 277-1242

judy.lee@icrinc.com